Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated February 26, 2019 relating to the consolidated financial statement, which appears in the Registration Statement on Form F-1 (No. 333-235330) of Clarivate Analytics Plc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-235330) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 4, 2019